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                                                                     EXHIBIT 4.1

                      STECK-VAUGHN PUBLISHING CORPORATION
                             1993 STOCK OPTION PLAN
                                   AS AMENDED


I.       GENERAL PROVISIONS

         1.1 Purposes of the Plan. The purposes of the 1993 Stock Option Plan of Steck-Vaughn Publishing Corporation are to provide a means to attract and retain competent personnel, to provide participating officers and other key employees, and such other persons (other than Directors who are not employees of the Company) as the Committee may from time to time determine, with long-term incentives for high levels of performance and for unusual efforts to improve the financial performance of Steck-Vaughn Publishing Corporation, and to align the interests of Plan participants with the interests of the stockholders. These purposes may be achieved through the grant of Options under the Plan.

         1.2     Definitions.

         (a) "Board" means the Board of Directors of Steck-Vaughn Publishing Corporation.

         (b) "Cause" means, with respect to the discharge by the Company of any Participant, (i) refusal to perform duties assigned in accordance with the Participant's employment agreement with the Company, if any, or assigned by any officer of the Company, or overt and willful disobedience of orders or directives issued to the Participant by the Company and within the scope of the Participant's duties to the Company; (ii) commission of illegal acts in connection with the performance of duties on behalf of the Company; or (iii) material violation of the Company's policies and procedures.

         (c)     "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof. If no committee is appointed, for purposes of this Plan the Committee shall consist of the Board.

         (e) "Common Stock" means the common stock of Steck-Vaughn Publishing Corporation, par value $0.01 per share.

         (f) "Company" means Steck-Vaughn Publishing Corporation and any present or future parent or subsidiary corporations (as defined in Section 425 of the Code) or any successor to such corporations.

         (g) "Employee" means any regular full-time employee of the Company.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (i) "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee on the basis of such factors as it may deem appropriate, provided that (i) if on the date such determination is made, the Common Stock is then traded on a national securities exchange, the fair market value of the Common Stock shall be determined by reference to the closing sale price of the Common Stock as of 4:00 p.m. Eastern Time as reported by the Wall Street Journal; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the fair market value of the Common Stock shall be the closing sale price for the Common Stock (or if no closing sale price is available, then the mean of the last reported bid and asked price) as furnished by the National Association of Securities Dealers, Inc. through The Nasdaq National Market or a similar organization if The Nasdaq National Market is no longer reporting such information; or (iii) if the Common Stock is not admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not so furnished through The Nasdaq National Market or a similar organization, the fair market value shall be determined by the Committee.

         (j) "Option" means a right to purchase Common Stock granted under this Plan.





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         (k)     "Participant" means any Employee or other person selected to receive an Option pursuant to Section 1.5 hereof.

         (l) "Plan" means the Company's 1993 Stock Option Plan as set forth herein, as amended from time to time.

         1.3     Shares of Common Stock Subject to the Plan.

         (a) Subject to the provisions of Section 1.3(c) and Section 3.1 of the Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Options under the Plan will not exceed 1,360,000 shares of Common Stock. Any shares related to grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of shares or in such manner that some or all of the shares covered by a grant are not issued, will immediately be available under the Plan.

         (b) The Common Stock to be issued under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

         (c) If any Option shall expire or terminate for any reason, the shares of Common Stock available under such Option shall again be available for the granting of Options.

         1.4     Administration of the Plan.

         (a) The Plan will be administered by the full Board or by the Committee, which will consist of at least three directors of the Company, or such lesser number of directors as permitted by Rule 16b-3 of the Exchange Act, all of whom shall be "disinterested persons" (within the meaning of Rule 16b-3 of the Exchange Act), to whom administration of the Plan has been duly delegated. The Committee may, in turn, delegate its administrative powers except for selection and determination of Options for persons subject to
Section 16 of the Exchange Act. No member of the Committee shall be eligible for grants or allocations to acquire equity securities of the Company under the Plan or any other plan of the Company or its affiliates for a period of one year before or for any year after membership on the Committee (or for such other period as may be required from time to time by Rule 16b-3 of the Exchange
Act). Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

         (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the persons to whom, and the time or times at which, Options may be granted, the nature of the Option, the form of payment (cash or Common Stock or a combination thereof) payable upon the event or events giving rise to payment of an Option and such other terms and conditions applicable to each individual Option as the Committee shall determine. The Committee may grant at any time new Options as the Committee shall determine. The Committee may grant at any time new Options to a Participant who has previously received Options whether such prior Options are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Options. Further, the Committee may, with the consent of a Participant, amend the terms of any existing Option previously granted to include or amend any provisions which could be incorporated in such an Option at the time of such amendment. Solely to illustrate the foregoing power, but without limiting its scope, such amendments may accelerate the period of exercise or the vesting period of any Option, or installment thereof, either absolutely or conditionally for whatever reasons the Committee deems appropriate, including without limitation, compensatory considerations, significant changes in the management or control of the Company, or the occurrence of any attempt to effect such change.

         (c) Each Option will be evidenced by a written instrument signed by the Participant and may include any other terms and conditions consistent with the Plan as the Committee may in its discretion determine. The Committee also has authority to interpret the Plan, to determine the terms and provisions of the Option agreements and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee will be final, conclusive and binding upon all parties. Any action of





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the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

         (d) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

         1.5 Participation. All executive and other key employees of the Company or of any subsidiary corporation (as defined in Section 425(f) of the Code) and directors of the Company who are regular employees of the Company shall be eligible for selection to participate in the Plan. Other nonemployees and other directors who are not regular employees of the Company (excluding Committee members for the periods specified in paragraph 1.4 hereof) may participate in the Plan at the discretion of the Committee. An individual who has been granted an Option may, if such individual is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine, subject to the provisions of the Plan.


II.      TERMS AND CONDITIONS OF OPTIONS

         2.1 Option Price. The purchase price of Common Stock under each Option will be determined by the Committee.

         2.2     Exercise of Options.

         (a) Each Option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine, but in no event shall any Option be exercisable for at least six months after grant except in the case of the death or disability of the Participant; provided that, unless otherwise determined by the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then the Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's Option.

         (b) Upon the exercise of an Option, the purchase price shall be paid in full in cash or its equivalent acceptable to the Company. To the extent provided by the Option agreement executed by the Participant, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock, a combination of cash and shares of Common Stock equal in value to the exercise price, or with the proceeds of a loan made by the Company pursuant to the Plan. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares. Upon the exercise of an Option, not less than 100 shares of Common Stock may be purchased at one time unless the number then available for purchase is less than 100 shares in which case the full number available must be purchased.

         2.3     Termination of Employment.

         (a) In the event of the termination of a Participant's employment with the Company for Cause, all of the Participant's unexercised Options shall expire as of the date of termination. In the event of a Participant's termination of employment for any reason other than for Cause, death or disability, the Participant's Options shall expire three (3) months after the date of termination, unless a shorter period is provided for in Participant's Option agreement; provided, however, that such Option shall be exercisable only to the extent that installments thereof had become exercisable on the date of termination, unless the Committee, in its discretion, elects to accelerate the vesting of all or any portion of the unvested shares on the date of termination. The Option shall expire at the end of such three (3) month period (or such shorter period provided in the Option agreement) to the extent not exercised within that period.

         (b) In the event of a termination of a Participant's employment as a result of death or disability, the Participant shall have twelve (12) months, or such shorter period as is provided in the Option agreement, from the date of termination of employment to exercise his or her Option to the extent, and only to the extent, that installments had become exercisable as of the date of termination of employment, unless the Committee, in its





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discretion, elects to accelerate the vesting of all or any portion of the unvested shares on the date of termination. The Option shall expire at the end of such twelve (12) month period (or such shorter period as is provided in the Option agreement) to the extent not exercised within that period.


III.     OTHER PROVISIONS

         3.1     Adjustment Provisions.

         (a) Subject to Section 3.1(b) below, if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in
(i) the maximum number and kind of shares provided in Section 1.3, (ii) the number and kind of shares or other securities subject to the outstanding Options, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable or subject to restrictions.

         (b) In addition to the adjustments required by Section 3.1(a) above, at the discretion of the Committee, any Option may contain provisions to the effect that upon the occurrence of certain events, including a change in control of the Company (as defined by the Committee in the Option), any outstanding Options not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions, as the case may be, in their entirety, and any shares of Common Stock acquired pursuant to an Option which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Option or the Plan.

         (c) Adjustments under Sections 3.1(a) and 3.1(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

         3.2     Loans.

         (a) The Company may make loans to a Participant in connection with the exercise of Options, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Committee shall impose from time to time.

         (b) No loan made under the Plan shall exceed the sum of (i) the aggregate Option price payable upon exercise of the Option in relation to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by a Participant. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the related shares of Common Stock.

         (c) No loan shall have an initial term exceeding ten (10) years; provided that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

         (d) Loans under the Plan may be satisfied by a Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Common Stock at Fair Market Value on the date of such payment.

         (e) A loan shall be secured by a pledge of shares of Common Stock with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares no longer required as security may be released to a Participant.





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         (f)     Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

         3.3 Continuation of Employment. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Participant at any time with or without Cause.

         3.4 Compliance with Government Regulations. No shares of Common Stock will be issued pursuant to an Option unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Option, the Company may require the Participant to take any reasonable action to comply with such requirements.

         3.5 Privileges of Stock Ownership. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such Participant.

         3.6 Withholding. The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Option. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant. To the extent authorized by the instrument executed by the Participant evidencing any Option, Participant may satisfy withholding obligations by delivering to the Company Common Stock having any aggregate Fair Market Value equal to such withholding obligation.

         3.7 Nontransferability of Options. An Option may be exercised during the life of the Participant solely by the Participant or the Participant's duly appointed guardian or personal representative. No Option and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of a death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Participant of such Option.

         3.8     Amendment and Termination of Plan; Amendment of Options.

         (a) The Board or the Committee will have the power, in its discretion, to suspend or terminate the Plan at any time, and may amend it from time to time in such respects as the Board or the Committee may deem advisable provided that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders of the Company.

         (b) Except as otherwise provided by Section 1.4, the Committee may not, without the consent of a Participant, make modifications in the terms and conditions of an Option.

         (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.


IV.      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan originally became effective May 5, 1993, and has been amended effective May 17, 1995, and January 24, 1997. This Plan shall terminate at the close of business on May 5, 2003, and no Option may be granted under the Plan thereafter, but such termination shall not affect any Option theretofore granted.





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